Exhibit 10.16

Summary of Oral Agreement

between

Dr. Omid Farokhzad and Selecta Biosciences, Inc.

During 2012, Selecta Biosciences, Inc. (the “Company”) agreed to pay Dr. Farokhzad $72,000 per year for consulting services (the “Oral Agreement”). The Oral Agreement was in addition to payments the Company agreed to make under that certain Consulting Agreement, dated as of March 10, 2008, by and between the Company and Dr. Farokhzad, as amended by the First Amendment to Consulting Agreement, dated as of January 1, 2012 (the “Consulting Agreement”). The Company and Dr. Farokhzad have agreed to terminate the Oral Agreement effective upon the closing of the initial public offering of the Company’s common stock pursuant to the registration statement on Form S-1 (Reg. No. 333-211555). From and after the termination of the Oral Agreement, the Consulting Agreement will constitute the entire agreement between the Company and Dr. Farokhzad with respect to consulting services and supersede all other agreements and understandings prior to the date of thereof, both written and oral, between Dr. Farokhzad and the Company with respect to such subject matter.